Amendment No. 2 to Distribution Agreement

This Amendment No. 2 to the Distribution Agreement (this "Amendment"), by and between Segall Bryant & Hamill Trust, a Massachusetts business trust (the "Trust") and ALPS Distributors, Inc., a Colorado corporation (the "Distributor") is dated as of December 14, 2018 (the "Effective Date").

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of April 16, 2018, as amended (the "Agreement"); and

WHEREAS, the Trust and Distributor wish to amend the Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.           Exhibit A of Exhibit 1 of the Agreement shall be deleted in its entirety and replaced with the Exhibit A of Exhibit l attached hereto.

2.           Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SEGALL BYRANT & HAMILL TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/Jasper R. Frontz	By:	/s/Steven B. Price
Name:	Jasper R. Frontz	Name:	Steven B. Price
Title:	Treasurer and Chief Compliance Officer	Title:	SVP & Director of Distribution Services

Exhibit A

Segall Bryant & Hamill Micro Cap Fund

Segall Bryant & Hamill Small Cap Value Dividend Fund

Segall Bryant & Hamill Small Cap Growth Fund

Segall Bryant & Hamill Small Cap Growth Fund II

Segall Bryant & Hamill Smid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund

Segall Bryant & Hamill Mid Cap Value Dividend Fund II

Segall Bryant & Hamill Large Cap Dividend Fund

Segall Bryant & Hamill Fundamental International Small Cap Fund

Segall Bryant & Hamill Global Large Cap Fund

Segall Bryant & Hamill Plus Bond Fund

Segall Bryant & Hamill Quality High Yield Fund

Segall Bryant & Hamill Municipal Opportunities Fund

Segall Bryant & Hamill Colorado Tax Free Fund

Segall Bryant & Hamill Short Term Plus Fund